EMPLOYMENT AGREEMENT

         This Agreement is entered into between Richard Schiffmann ("Employee") and ICOA, Inc. ("Company") as of December 16 2004, upon the following terms and conditions:

     1. Duties; At-Will Employment. Employee will be appointed as President of Company no later than March 31, 2005, and will perform for Company such duties as may be designated by Company from time to time. Employee is hereby retained by Company for no specified term, and may be terminated by Company at any time, with or without cause, and with or without notice. Similarly, Employee may terminate Employee's employment with Company at any time, with or without cause, and with or without notice.

     2. Compensation. In exchange for the services Employee will perform for Company, the Company agrees to provide the following compensation to Employee:

        2.1 Salary. Employee shall be paid an annual salary of $120,000, payable semi-monthly. Effective beginning March 31, 2005, Employee shall be paid an annual salary of $144,000, payable semi-monthly.

        2.2 Severance. In the event that Employee's employment is terminated involuntarily without Cause, Employee will be entitled to a severance payment equivalent to one year's salary, to be payable quarterly, in advance, commencing with such termination. "Cause" means (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Employee in the course of his or her employment or services, (ii) a Employee's engagement in conduct that is materially injurious to the Company,(iii) a Employee's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company's or an Affiliate's reputation or business; (iv) public or consistent drunkenness by a Employee or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or an Affiliate or which impairs, or could reasonably be expected to impair, the performance of a Employee's duties to the Company; or (v) willful failure by a Employee to follow the lawful directions of a superior officer or the Board. Where Cause is based upon a willful and continued failure by Employee to perform material duties owed to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), Cause shall arise only after a written demand for substantial performance is delivered to Employee by the Corporation's Board of Directors which identifies the manner in which the Board believes that Employee has not substantially performed such duties, and what actions are needed to cure such condition

        2.3 Benefits. Employee is eligible for group health insurance, 401(k) plan participation, expense reimbursement and other benefits as they are offered to senior management of the Company.

        2.4 Vacation. Employee shall be entitled to four (4) weeks of paid vacation per year. This vacation time shall accrue monthly and not be subject to any form of cap or maximum. These provisions may be superseded by the Company's adoption of a comprehensive set of employment policies and parameters.

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        2.5 Relocation Allowance. Employee shall be entitled to a relocation allowance of $20,000 for expenses incurred in his relocation to commence employment with the Company.

        2.6 Equity Compensation. Employee shall be entitled to equity compensation comparable to that of similarly situated senior management of similarly sized publicly traded companies. All negotiations related to equity compensation shall be conducted in good faith.

        2.7 Bonus Plan Participation. Employee shall be entitled to bonus plan participation comparable to that of similarly situated management personnel. All negotiations related to equity compensation shall be conducted in good faith.

        2.8 Accrued Expenses and Equity Conversion. The Corporation has an obligation to reimburse Employee a total of $122,605 for accrued but unpaid expenses and fees for the time that Employee was working as a contractor to the Corporation, through June 10, 2004. Such reimbursement shall occur no later than June 30, 2005.

        2.9 Directors' and Officers' Insurance Policy. By March 31, 2005, the Corporation shall obtain directors' and officers' insurance covering Employee as an insured in an amount not less than $5,000,000 with coverage provisions comparable to those of other publicly traded companies. In the event that the Corporation does not obtain such coverage by such date, Employee shall be entitled to obtain such coverage for himself at his own expense, and be reimbursed for such insurance by the Corporation.

     3. Confidentiality and Proprietary Information. Employee and the Company agree that the following confidentiality and proprietary information terms and conditions shall govern their relationship:

        3.1 Definition of Confidential Information. "Confidential Information" as used in this Agreement shall mean valuable information concerning Company's business which is not generally known to the public and is disclosed to Employee during the period of and pursuant to the scope of his employment with Company."Confidential Information" shall include trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, software source documents, contracts, customer lists, financial information, and sales and marketing plans and information.

        3.2 Confidentiality Obligations. Employee agrees to use Confidential Information, and to use reasonable care to disclose Confidential Information only to those persons who need to know such Confidential Information, for the purpose of performing his duties of employment to the Company.

        3.3 Exclusions from Confidentiality Obligations. Employee's obligations under Section 3.2 ("Confidentiality Obligations") with respect to any portion of Confidential Information shall not apply to such portion that Employee can demonstrate that: (a) was known to Employee at the time of disclosure, (b) was publicly known at or subsequent to the time such portion was communicated to Employee by Company through no fault of Employee; (c) was in Employee's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Employee by Company; (d) was developed by Employee independently of and without reference to any of the

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Confidential  Information  communicated to Employee by Company; (e) was required to be disclosed in response to a valid order by a court or other governmental body or to establish the rights of either party under this Agreement, or (f) was approved for release by written authorization of Company.

        3.4 Ownership of Materials. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists)furnished to Employee by Company, and which are designated in writing to be the property of Company, shall remain the property of Company. Employee shall return to Company or destroy such materials and all copies thereof upon the written request of Company.

        3.5 Term. This Agreement shall govern all communications from Company to Employee that are made during the period from the Effective Date to the date upon which Employee's employment with Company ceases, provided, however, that Employee's obligations under Section 3.2 ("Confidentiality Obligations") with respect to Confidential Information which Employee has received prior to the termination of Employee's employment shall continue for one (1) year after the date of such termination of employment unless terminated earlier pursuant to
Section 3.3 ("Exclusions from Confidentiality Obligations").

     4. No Conflict of Interest. During Employee's period of employment by Company and for one year thereafter (except where Employee is terminated involuntarily without Cause), Employee will not engage in employment with a competing provider of internet access services of a comparable size to Company.

     5. Survival. Other than Section 2 ("Compensation"), this Agreement: (a) shall survive Employee's employment by Company, to the extent delineated herein;
(b) does not in any way restrict Employee's right or the right of Company to terminate Employee's employment at any time, for any reason or for no reason;
(c) inures to the benefit of successors and assigns of Company; and (d) is binding upon Employee's heirs and legal representatives.

     6. No Solicitation. During the term of Employee's employment with Company and for a period of twelve months thereafter, Employee will not solicit, encourage, or cause others to solicit or encourage any employees, independent contractors, or clients of Company to terminate their employment, contractual, or client relationship with Company.

     7. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices shall be sent to such address as either party may designate in writing to the other.

     8. Disputes; Governing Law.

     (a)Any and all disputes arising out of or in any way related to Employee's employment with, or separation from, Company, as well as any and all disputes or claims arising out of or in any way related to this Agreement, including, without limitations, fraud in the inducement of this Agreement, or relating to

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the general validity or enforceability of this Agreement, shall be submitted to final and binding arbitration before an arbitrator of the American Arbitration Association, Providence, Rhode Island, in accordance with the rules of that body governing commercial disputes, and prevailing party shall be entitled to reasonable costs and attorneys' fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     (b) This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Rhode Island, as such laws are applied to agreements entered into and to be performed entirely within Rhode Island between Rhode Island residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Rhode Island, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in Rhode Island, such personal jurisdiction shall be nonexclusive.

     9. Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

     10. Waiver; Amendment; Modification. The waiver by either party of a term or provision of this Agreement, or of a breach of any provision of this Agreement, shall not be effective unless such waiver is in writing signed by the party against whom enforcement is sought. No waiver by either party of, or consent by either party to, a breach by the other party, will constitute a waiver of, consent to or excuse of any other or subsequent breach by such party. This Agreement may be amended or modified only with the written consent of both parties. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

     11.  Entire  Agreement.   This  Agreement   represents   Employee's  entire
understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

     Agreed and acknowledged as of the date first written above.

ICOA, Inc.



By:/s/ Erwin Vahlsing, Jr.               Signature: /s/ Richard Schiffmann
   ------------------------------------             ----------------------------
   Erwin Vahlsing, Jr., CFO                         Richard Schiffmann

Dated: December 16, 2004                 Dated: December 16, 2004
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